Exhibit 99.1

Quantum Announces Proposed Public Offering of Common Stock

San Jose, CA – February 3, 2021 – Quantum Corp. (Nasdaq: QMCO) (“Quantum”) today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. All of the shares in the offering are being offered by Quantum. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Quantum intends to use all of the net proceeds of the offering to repay a portion of the indebtedness under its senior secured term loan.

B. Riley Securities, Inc. and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering. Lake Street Capital Markets, LLC, Craig-Hallum Capital Group LLC and Northland Capital Markets, are acting as co-managers for the offering.

A shelf registration statement (File No. 333-250976) relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 9, 2020. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: B. Riley Securities, Inc., Attention: Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, or by telephone at 703-312-9580 or by email at prospectuses@brileyfin.com or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at 212-667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. Quantum is listed on Nasdaq (QMCO) and was added to the Russell 2000® Index in 2020.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “will,” “expect,” “shall,” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s expectations regarding the completion, terms, size, and timing of the public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Quantum is contained in the section captioned “Risk Factors” in the prospectus supplement related to the public offering and from time to time in the Company’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

P: 949-224-3874

E: sheltonir@sheltongroup.com